No. -0-

0 Shares

NEAH POWER SYSTEMS, INC. Incorporated Under the Laws of Nevada

THIS CERTIFIES THAT Specimen is the holder of Zero (0) shares of the Common stock of NEAH POWER SYSTEMS, INC., par value $.001 per share, transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized corporate officers and its Corporate Seal to be hereunto affixed this ___ day of ____, ___.

SEAL

THE CORPORATION WILL FURNISH, WITHOUT CHARGE, TO EACH STOCKHOLDER WHO SO REQUESTS, A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE CORPORATION, OR SERIES THEREOF, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND /OR RIGHTS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 90 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL INVESTOR OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE.  SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES

NEAH POWER SYSTEMS, INC.

FOR VALUE RECEIVED, I hereby sell, assign and transfer unto ________________________ ______________________shares of the Common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________________ attorney to transfer the said stock on the books of Neah Power Systems, Inc. with full power of substitution in the premises.

Dated: _________________________

_______________________________________

(Signature)